     As filed with the Securities and Exchange Commission on March 18, 1998

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                DOVER CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             53-0257888
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 280 PARK AVENUE
                          NEW YORK, NEW YORK 10017-1292
                                 (212) 922-1640
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             ROBERT G. KUHBACH, ESQ.
                                DOVER CORPORATION
                                 280 PARK AVENUE
                          NEW YORK, NEW YORK 10017-1292
                                 (212) 922-1640
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                             JOSEPH W. SCHMIDT, ESQ.
                                COUDERT BROTHERS
                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 626-4400


      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
    TITLE OF                        PROPOSED        PROPOSED
  EACH CLASS OF      AMOUNT         MAXIMUM          MAXIMUM          AMOUNT OF
   SECURITIES        TO BE       OFFERING PRICE     AGGREGATE       REGISTRATION
TO BE REGISTERED  REGISTERED(1)    PER UNIT(2)   OFFERING PRICE(2)      FEE
================================================================================
Debt Securities   $350,000,000        100%        $350,000,000       $103,250
================================================================================

(1) Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $350,000,000.

(2) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MARCH 18, 1998

                                  $350,000,000

                                     [LOGO]

                                 DEBT SECURITIES

      Dover Corporation (the "Company"), directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, in one or more series or issuances, up to $350,000,000 aggregate initial public offering price of secured or unsecured debt securities (the "Debt Securities") of the Company, in one or more series, each on terms to be determined at the time of sale. When a particular series of Debt Securities is offered, a supplement to this Prospectus (each a "Prospectus Supplement") will be delivered with this Prospectus. The Prospectus Supplement will set forth the specific terms of the offering and sale of the offered Debt Securities.

      The Company has not yet determined whether any of the Debt Securities offered hereby will be listed on any exchange or over-the-counter market. If the Company decides to seek listing of any such Debt Securities, the Prospectus Supplement relating thereto will disclose such exchange or market.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

      The Debt Securities will be sold directly to purchasers, to or through agents, underwriters or dealers, as designated from time to time, or through a combination of such methods. The Company reserves the sole right to accept, and, together with its agents, from time to time, to reject in whole or in part any proposed purchase of Debt Securities to be made directly or through agents. If agents of the Company or any underwriters are involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Debt Securities. See "Plan of Distribution."

      This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by the applicable Prospectus Supplement.

                 The date of this Prospectus is March __, 1998.

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, part of which has been omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the Debt Securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are qualified by reference to the copy of such agreement or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in its entirety by such reference.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. The Registration Statement, including the exhibits thereto, as well as such reports and other information filed by the Company with the Commission, can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C., 20549; 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission and certain of the Company's filings are available at such web site. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus: (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) Quarterly Reports on Form 10-Q for the quarters ended, March 31, June 30, and September 30, 1997; (3) Annual Report to Stockholders for 1997 filed with the Commission on March 11, 1998; and (4) all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of all Debt Securities to which this Prospectus relates shall be deemed to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company herein undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are incorporated by reference therein). Requests for such copies should be directed to Dover Corporation, 280 Park Avenue, New York, New York 10017-1292, Attn: Corporate Secretary, telephone number (212) 922-1640. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This Prospectus and the documents that are incorporated by reference, particularly sections of any Annual Report to Stockholders under the headings "Outlook" or "Management's Discussion and Analysis", contain forward-looking statements within the meaning of the Securities Act and the Exchange Act. Such statements relate to, among other things, industries in which the Company operates, the U.S. economy, earnings, cash flow and operating improvements and are indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "should," "hope," "forecast," "Dover believes," "management is of the opinion" and similar words or phrases. Such statements may also be made by management orally. Forward-looking statements are subject to inherent uncertainties and risks, including among others: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; domestic and foreign governmental and public policy changes including environmental regulations; protection and validity of patent and other intellectual property rights; the continued success of the Company's acquisition program; the cyclical nature of the Company's businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. In light of these risks and uncertainties, actual events and results may vary significantly from those included in or contemplated or implied by such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   THE COMPANY

      The Company is a diversified industrial manufacturing corporation encompassing over 46 operating companies which manufacture a broad range of specialized industrial products and sophisticated manufacturing equipment. As used herein, the term the "Company" refers to Dover Corporation and its consolidated subsidiaries, unless otherwise indicated or unless the context otherwise requires.

      The Company's businesses are divided into five business segments. Dover Technologies builds sophisticated automated assembly equipment for the electronics industry, industrial printers for coding and marking, and specialized electronic components. Dover Industries makes products for use in the waste handling, bulk transport, automotive service, commercial food service and machine tool industries. Dover Diversified builds assembly and production machines, heat transfer equipment, specialized compressors, and food refrigeration and display cases, as well as products for use in the defense, aerospace and other industries. Dover Resources manufactures products primarily for the automotive, fluid handling, petroleum and chemical industries. Dover Elevator manufactures, installs and services elevators primarily in North America.

      The Company emphasizes growth and strong internal cash flow. It has a long-standing and successful acquisition program pursuant to which, from January 1, 1993 through December 31, 1997, the Company made 60 acquisitions at a total acquisition cost of $1.375 billion. These acquisitions have had a substantial impact on the increase in the Company's sales and earnings since 1993. The Company's acquisition program traditionally focused on acquiring new or stand-alone businesses. However, since 1993, increased emphasis has been placed on acquiring businesses which can be added on to existing operations. The Company aims to be in businesses marked by growth, innovation and higher than average profit margins. It seeks to have each of its businesses be a leader in its market as measured by market share, innovation, profitability and return on assets.

      The Company practices a highly decentralized management style. The presidents of operating companies are very autonomous and have a high level of independent responsibility for their businesses and their performance. This is in keeping with the Company's operating philosophy that small independent operations are better able to serve customers by focusing closely on their products and reacting quickly to customer needs. The Company's executive management becomes involved only to guide and manage capital, assist in major acquisitions, evaluate, motivate and, if necessary, replace operating management, and provide selected other services.

      The address and telephone number of the Company's principal executive offices are 280 Park New York, New York 10017-1292, (212) 922-1640. Dover Corporation is a Delaware corporation which conducts substantially all its business through subsidiaries.


                                 USE OF PROCEEDS

        Unless otherwise indicated in the applicable Prospectus Supplement, the Company anticipates that any net proceeds from the sale of Debt Securities will be used for general corporate purposes, which may include but are not limited to acquisitions and the reduction of the level of the Company's commercial paper outstanding. When a particular series of Debt Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Debt Securities. The Company has historically used commercial paper and debt securities, together with internally generated cash, to finance acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated.


                                                   Year Ended December 31,

                                        1997       1996      1995     1994      1993
Ratio of earnings to fixed charges(a)   11.6x      12.1x      9.5x     7.8x      9.0x

----------
(a) Computed by dividing fixed charges of the Company into earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the portion of rental expense which is deemed to be representative of the interest factor.


                         DESCRIPTION OF DEBT SECURITIES

      The Debt Securities are to be issued under an indenture (the "Indenture"), between the Company and a trustee, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

      The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular Debt Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

      The Company conducts substantially all its business through subsidiaries. Although the Notes are senior obligations of the Company, they are effectively subordinated to all existing and future liabilities of the Company's subsidiaries. The Indenture does not restrict the ability of the Company's subsidiaries to incur indebtedness. Because the Company is a holding company, the Company's ability to service its indebtedness is dependent on dividends and other payments made to it on its investments in its subsidiaries.

GENERAL

      The Indenture will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

      The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities: (1) the title of such Debt Securities;
(2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Debt Securities will be payable; (4) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;(9) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (10) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (11) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (12) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant Defeasance -- Covenant Defeasance", or under both such captions; (13) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer -- Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (14) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (15) any addition to or change in the covenants in the Indenture described under "Certain Restrictive Covenants" applicable to any of such Debt Securities; and (16) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

      Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

FORM, EXCHANGE AND TRANSFER

      The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

      At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

      Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. (Section 305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

      If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part. (Section 305)

      GLOBAL SECURITIES

      Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

      Notwithstanding any provision of the Indenture or any Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

      As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

      Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      Payment and Paying Agents

      Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

      Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The

Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

      All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Security thereafter may look only to the Company for payment thereof.
(Section 1003)

COVENANTS

      The Indenture contains the following covenants:

      Limitation on Secured Debt

      The Company may not, and may not permit any Restricted Subsidiary to, incur or guarantee any evidence of indebtedness for money borrowed ("Debt") secured by a Lien on any (i) Principal Property or any part thereof, (ii) Capital Stock of a Restricted Subsidiary now owned or hereafter acquired by the Company or any Restricted Subsidiary or (iii) Debt of a Restricted Subsidiary owed to the Company or any Restricted Subsidiary of the Company, without in any such case (i), (ii) or (iii) effectively providing that the Debt Securities are secured equally and ratably with (or, at the Company's option, prior to) such secured Debt and any other Debt required to be so secured, unless the aggregate amount of all such secured Debt, plus all Attributable Debt of the Company and its Restricted Subsidiaries with respect to Sale and Leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Limitation on Sale and Leaseback Transactions" below), would not exceed 10% of Consolidated Net Tangible Assets.

      The foregoing restriction shall not apply to, and there will be excluded from Debt in any computation under such restriction, (i) Debt secured by a Lien in favor of the Company or a Restricted Subsidiary, (ii) Debt secured by a Lien in favor of governmental bodies to secure progress or advance payments or payments pursuant to contracts or statute, (iii) Debt secured by a Lien on property, Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger, consolidation or otherwise), (iv) Debt incurred or guaranteed to finance the acquisition of property, Capital Stock or Debt, or to finance construction on, or improvement or expansion of, property, which Debt is incurred within 180 days of such acquisition or completion of construction, improvement or expansion, and is secured solely by a Lien on the property, Capital Stock or Debt acquired, constructed, improved or expanded, (v) Debt consisting of industrial revenue or pollution control bonds or similar financing secured solely by a Lien on the property the subject thereof, or (vi) any extension, renewal or replacement of any Debt referred to in the foregoing clauses (iii) or (iv). (Section 1008)

      Limitation on Sale and Leaseback Transactions.

      Neither the Company nor any Restricted Subsidiary may enter into any Sale and Leaseback Transaction involving any Principal Property or any part thereof after the date of the Indenture unless the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries with respect to such transactions plus all secured Debt to which the restrictions described in "Limitation on Secured Debt" above apply would not exceed 10% of Consolidated Net Tangible Assets.

      The foregoing restriction shall not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any Sale and Leaseback Transaction if (i) the lease is for a period of not in excess of three years, including renewal rights, (ii) the lease secures or relates to industrial revenue or pollution control bonds or similar financing, (iii) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, or (iv) the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property leased or (B) the fair market value of the Principal Property leased either to (1) the retirement of Debt Securities, other Funded Debt of the Company ranking on a parity with the Debt Securities, or Funded Debt of a Restricted Subsidiary or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased. (Section 1009)

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

      The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; (3) if, as a result of any such transaction, property or assets of the Company or any Restricted Subsidiary would become subject to a Lien prohibited by the provisions of the Indenture described under "Limitation on Secured Debt" above, the Company or the successor entity to the Company shall have secured the Debt Securities as required by said covenant; and (4) certain other conditions are met. (Section 801)

CERTAIN DEFINITIONS

      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

      "Attributable Debt" means, with respect to a lease in a Sale and Leaseback Transaction, the total net amount of rent required to be paid during the remaining primary term of such lease, discounted at a rate per annum equal to 6.45% calculated in accordance with generally accepted accounting practices. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, utility, operating and labor costs and similar charges.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such Person.

      "Consolidated Net Tangible Assets" means the aggregate amount of assets of the Company and its Subsidiaries after deducting (i) all liabilities other than deferred income taxes, commercial paper, short-term bank Debt, Funded Debt and shareholders' equity, and (ii) all goodwill and other intangibles.

      "Funded Debt" means (i) all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the amount so capitalized).

      "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement, or any equivalent of any of the foregoing under the laws of any applicable jurisdiction, on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Principal Property" means any facility owned by the Company or any Restricted Subsidiary the gross book value of which (including related land, improvements, machinery and equipment so owned, without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets.

      "Restricted Subsidiary" means any Subsidiary which owns a Principal Property.

      "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 180 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

      "Subsidiary" means (i) a corporation more than 50% of the voting stock of which is owned by the Company and/or one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs.

EVENTS OF DEFAULT

      Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Security of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization involving the Company or any Restricted Subsidiary. (Section 501)

      If an Event of Default (other than an Event of Default described in clause
(e) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Security) to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

      No Holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and
(iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Security. (Section 508)

      The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

      Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, (b) reduce the principal amount of, or any premium or interest on, any Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. (Section 902)

      The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1010) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

      The Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable (for example, because it is based on an index), the principal amount of such Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Security and (iii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Security, of the principal amount of such Security (or, in the case of a Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302 of the Indenture, will not be deemed to be Outstanding. (Section
101)

      Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

      If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have certain provisions of the Indenture relating to defeasance and discharge of indebtedness or defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series.
(Section 1301)

      Defeasance and Discharge

      The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1302 of the Indenture applied to any Debt Securities, the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the

Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

      Defeasance of Certain Covenants

      The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1303 of the Indenture applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Covenants" above and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.
(Sections 1303 and 1304)

NOTICES

      Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

      The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the absolute owner thereof (whether or not such Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

      The Indenture and the Debt Securities will be governed by, and construed and enforced in accordance with, the law of the State of New York.
(Section 112)

                              PLAN OF DISTRIBUTION

      The Company may sell the Debt Securities to one or more underwriters for public offering and sale by them and may also sell the Debt Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Debt Securities will be named in the applicable Prospectus Supplement. The Company has reserved the right to sell or exchange Debt Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.

      The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Company may also, from time to time, authorize dealers, acting as the Company's agents, to offer and sell Debt Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a Prospectus Supplement, an agent will be acting on a best efforts basis and a dealer will purchase Debt Securities as a principal, and may then resell such Debt Securities at varying prices to be determined by the dealer.

      Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

      Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Debt Securities offered hereby will be passed upon for the Company by Robert G. Kuhbach, Esq., Vice President, General Counsel and Secretary of the Company. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable Prospectus Supplement.

                                     EXPERTS

      The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and the consolidated financial statements and related financial statement schedule of the Company as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 incorporated by reference in this Registration Statement have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The expenses to be paid by the Company in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee..............................  $  103,250
*Rating Agency......................................................     100,000
*Legal Fees and Expenses............................................     100,000
*Accounting Fees and Expenses.......................................      30,000
*Printing Expenses..................................................      15,000
*Blue Sky Fees......................................................      20,000
*Trustee/Issuing & Paying Agent Fees and Expenses...................      25,000
*Miscellaneous......................................................      26,750
                                                                       ---------
      *Total........................................................   $ 420,000
                                                                       =========

*Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving, at the request of the Registrant, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The statute describes in detail the right of the Registrant to indemnify any such person. Article XII of the By-Laws of the Company provides for indemnification of directors, officers, employees and agents of the Company for expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to threatened, pending or completed actions, suits or proceedings to the full extent permitted under the laws of the State of Delaware. Article SEVENTEENTH of the Restated Certificate of Incorporation of the Registrant, as amended, eliminates the liability of directors to the fullest extent permitted under the above-referenced Delaware statute.

      The Company has in effect a policy insuring itself, its subsidiaries and their respective directors and officers, to the extent they may be required or permitted to indemnify such officers or directors, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay. The policy is for a period ending November 5, 1999 and provides a maximum coverage of $35 million and (subject to certain enumerated exclusions) covers 100% of all losses above the deductible amount of $5,000 per director or officer.

ITEM 16.  EXHIBITS

      EXHIBIT
      NUMBER            DESCRIPTION OF EXHIBIT
      ------            ----------------------
          *1            Form of Underwriting Agreement.
         4.1            Form of Indenture.

        *4.2            Form of Debt Security.
           5            Opinion of Robert G. Kuhbach, Esq.
          12            Statement regarding Computation of Ratios.
        23.1            Consent of Coopers & Lybrand L.L.P.
        23.2            Consent of Robert G. Kuhbach, Esq. (contained in his
                        opinion filed as Exhibit 5 to this Registration
                        Statement).
          24            Powers of Attorney (contained on pages II-3 and II-4).
        **25            Statement of Eligibility of Trustee on Form T-1.

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

ITEM 17. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 17, 1998.

                                    DOVER CORPORATION


                                    By: /s/ Thomas L. Reece
                                        -------------------------------------
                                                  Thomas L. Reece
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas L. Reece, John F. McNiff and Robert G. Kuhbach, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

    SIGNATURE                         TITLE                           DATE


/s/ Thomas L. Reece            President, Chief                   March 17, 1998
Thomas L. Reece                Executive Officer and
                               Director (Principal
                               Executive Officer)


/s/ John F. McNiff             Vice President - Finance           March 17, 1998
John F. McNiff                 and Director (Principal
                               Financial Officer)


/s/ Alfred Suesser             Controller (Principal              March 17, 1998
Alfred Suesser                 Accounting Officer)


                               Director                           March __, 1998
David H. Benson


/s/ Magalen O. Bryant          Director                           March 17, 1998
Magalen O. Bryant


/s/ Jean-Pierre M. Ergas       Director                           March 17, 1998
Jean-Pierre M. Ergas


/s/ Roderick J. Fleming        Director                           March 17, 1998
Roderick J. Fleming


/s/ John F. Fort               Director                           March 17, 1998
John F. Fort


/s/ James L. Koley             Director                           March 17, 1998
James L. Koley


                               Director                           March __, 1998
Anthony J. Ormsby


/s/ Gary L. Roubos             Director                           March 17, 1998
Gary L. Roubos

                                  EXHIBIT INDEX


EXHIBIT                                                                     PAGE
NUMBER         DESCRIPTION OF EXHIBIT                                        NO.
------         ----------------------                                        ---
  *1           Form of Underwriting Agreement.
 4.1           Form of Indenture.                                             21
*4.2           Form of Debt Security.
   5           Opinion of Robert G. Kuhbach, Esq.                             96
  12           Statement regarding Computation of Ratios.                     99
23.1           Consent of Coopers & Lybrand L.L.P.                           100
23.2           Consent of Robert G. Kuhbach, Esq. (contained in his.          98
               opinion filed as Exhibit 5 to  this Registration Statement).
  24           Powers of Attorney (contained on pages II-3 and II-4).         18
**25           Statement of Eligibility of Trustee on Form T-1.

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).